PRESS RELEASE
For Immediate Release

Date:	February 17, 2010
Contact:	Bruce W. Teeters, Sr. Vice President
Phone:	(386) 274-2202
Facsimile:	(386) 274-1223

CONSOLIDATED TOMOKA REPORTS 2009 EARNINGS

DAYTONA BEACH, FLORIDA - Consolidated-Tomoka Land Co. (NYSE Amex-CTO) today reported net income of $800,570, or $0.14 earnings per basic share, for the year ended December 31, 2009, and earnings before depreciation, amortization, and deferred taxes (EBDDT) of $4,531,135, or $0.79 per share, for such period.  The comparable numbers for 2008 were net income of $4,834,900, or $0.84 earnings per basic share and EBDDT of $7,924,025, or $1.38 per share.  For the three months ended December 31, 2009, net income totaled $80,893, or $0.01 earnings per basic share, compared with net income of $2,402,338, or $0.41 earnings per basic share, for the same period in 2008.

EBDDT is being provided to reflect the impact of the Company’s business strategy of investing in income properties utilizing tax deferred exchanges.  This strategy generates significant amounts of depreciation and deferred taxes.  The Company believes EBDDT is useful, along with net income, to understanding the Company’s operating results.  EBDDT for 2009 included an increase for deferred income taxes of $669,460, or $0.12 per share, associated with decreased pension liabilities while 2008 EDBBT included a reduction of deferred income taxes of $780,125, or $0.14 per share due to increased pension liabilities, with both amounts recorded directly in shareholders equity.

William H. McMunn, president and chief executive officer, stated, “The Company continues to remain profitable despite the unprecedented downturn in the real estate market, locally and nationally, as well the significant decline in the overall economy.  Our business strategy of converting tax-deferred land sales proceeds into stable, high-quality income properties and minimizing debt has provided the catalyst to sustain the Company’s financial health and shareholder value in these difficult times.  We expect economic conditions to remain unchanged in 2010. To protect and enhance long-term shareholder value, the Company will continue to control costs, monitor debt, and work on obtaining valuable land-use entitlements in order to be prepared for the eventual rebound of the real estate market.”

Consolidated-Tomoka Land Co. is a Florida-based company primarily engaged in converting Company owned agricultural lands into a portfolio of net lease income properties strategically located in the Southeast, through the efficient utilization of 1031 tax-deferred exchanges.  The Company has low long-term debt and currently generates over $9 million in annual before tax cash flow from its income property portfolio.  The Company also engages in selective self-development of targeted income properties. The Company’s adopted strategy is designed to provide the financial strength and cash flow to weather difficult real estate cycles.  Visit our website at www.ctlc.com.

# # #

“Safe Harbor”

     Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements.  The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” foresee,” “project,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made.  Forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company.  There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

     The Company wishes to caution readers that the assumptions which form the basis for forward-looking statements with respect to or that may impact earnings for the year ended December 31, 2010, and thereafter include many factors that are beyond the Company’s ability to control or estimate precisely.  These risks and uncertainties include, but are not limited to, the strength of the real estate market in the City of Daytona Beach in Volusia County, Florida; the impact of a prolonged recession or further downturn in economic conditions; our ability to successfully execute acquisition or development strategies; the loss of any major income property tenants; any loss of key management personnel; changes in local, regional and national economic conditions affecting the real estate development business and income properties; the impact of environmental and land use regulations; the impact of competitive real estate activity; variability in quarterly results due to the unpredictable timing of land sales; and the availability of capital.  Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company’s Securities and Exchange Commission filings, including, but not limited to, the Company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the Company or the SEC.

     While the Company periodically reassesses material trends and uncertainties affecting its results of operations and financial condition, the Company does not intend to review or revise any particular forward-looking statement referenced herein in light of future events.

     Disclosures in this press release regarding the Company’s year-end financial results are preliminary and are subject to change in connection with the Company’s preparation and filing of its Form 10-K for the year ended December 31, 2009.  The financial information in this release reflects the Company’s preliminary results subject to completion of the year-end review process.  The final results for the year may differ from the preliminary results discussed above due to factors that include, but are not limited to, risks associated with final review of the results and preparation of financial statements.

     This release refers to certain non-GAAP financial measures.  As required by the SEC, the Company has provided a reconciliation of these measures to the most directly comparable GAAP measures with this release.  Non-GAAP measures as the Company has calculated them may not be comparable to similarly titled measures reported by other companies.

EARNINGS NEWS RELEASE

	QUARTER ENDED
	DECEMBER 31,		DECEMBER 31,
	2009		2008

REVENUES	$3,705,282		$6,509,572

NET INCOME	$80,893		$2,402,338

BASIC AND DILUTED EARNINGS PER SHARE:
NET INCOME	$0.01		$0.41

		YEAR ENDED
	DECEMBER 31,		DECEMBER 31,
	2009		2008

REVENUES	$17,159,349		$20,555,184

NET INCOME	$800,570		$4,834,900

BASIC AND DILUTED EARNINGS PER SHARE:
NET INCOME	$0.14		$0.84

RECONCILIATION OF NET INCOME TO EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND DEFERRED TAXES

	QUARTER ENDED
	DECEMBER 31,		DECEMBER 31,
	2009		2008
NET INCOME	$80,893		$2,402,338

ADD BACK:

DEPRECIATION & AMORTIZATION	707,663		688,594

DEFERRED TAXES	797,761		(703,169)

EARNINGS BEFORE DEPRECIATION, AMORTIZATION
AND DEFERRED TAXES	$1,586,317		$2,387,763

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	5,723,268		5,727,515

BASIC EBDDT PER SHARE	$0.28		$0.41

		YEAR ENDED
	DECEMBER 31,		DECEMBER 31,
	2009		2008
NET INCOME	$800,570		$4,834,900

ADD BACK:

DEPRECIATION & AMORTIZATION	2,771,633		2,655,088

DEFERRED TAXES	958,932		434,037

EARNINGS BEFORE DEPRECIATION, AMORTIZATION
AND DEFERRED TAXES	$4,531,135		$7,924,025

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	5,724,067		5,727,183

BASIC EBDDT PER SHARE	$0.79		$1.38

EBDDT - EARNINGS BEFORE DEPRECIATION, AMORTIZATION, AND DEFERRED TAXES. EBDDT IS NOT A MEASURE OF OPERATING RESULTS OR CASH FLOWS FROM OPERATING ACTIVITIES AS DEFINED BY U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. FURTHER, EBDDT IS NOT NECESSARILY INDICATIVE OF CASH AVAILABILITY TO FUND CASH NEEDS AND SHOULD NOT BE CONSIDERED AS AN ALTERNATIVE TO CASH FLOW AS A MEASURE OF LIQUIDITY. THE COMPANY BELIEVES, HOWEVER,
THAT EBDDT PROVIDES RELEVANT INFORMATION ABOUT OPERATIONS AND IS USEFUL, ALONG WITH NET INCOME, FOR AN UNDERSTANDING OF THE COMPANY'S OPERATING RESULTS. EBDDT IS CALCULATED BY ADDING DEPRECIATION, AMORTIZATION, AND THE CHANGE IN DEFERRED INCOME TAXES TO NET INCOME AS THEY REPRESENT NON-CASH CHARGES.

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,	DECEMBER 31,
	2009	2008
ASSETS	$	$
Cash	266,669	388,787
Restricted Cash	--	462,765
Investment Securities	4,966,864	5,260,868
Refundable Income Taxes	433,006	--
Notes Receivable	--	4,153,693
Land and Development Costs	26,700,494	18,973,138
Intangible Assets	4,588,649	5,009,819
Other Assets	5,634,017	6,048,126
	42,589,699	40,297,196

Property, Plant & Equipment:
Land, Timber and Subsurface Interests	13,960,019	12,643,391
Golf Buildings, Improvements & Equipment	11,798,679	11,750,711
Income Properties Land, Buildings & Improvements	119,800,091	116,517,534
Other Building, Equipment and Land Improvements	3,262,345	3,207,845
Construction in Process	--	1,217,549
Total Property, Plant and Equipment	148,821,134	145,337,030
Less, Accumulated Depreciation and Amortization	(14,835,701)	(12,488,163)
Net - Property, Plant and Equipment	133,985,433	132,848,867

TOTAL ASSETS	176,575,132	173,146,063

LIABILITIES
Accounts Payable	864,186	706,095
Accrued Liabilities	7,385,250	7,204,749
Accrued Stock Based Compensation	1,428,641	1,190,725
Pension Liability	1,377,719	3,127,230
Income Taxes Payable	--	1,236,206
Deferred Income Taxes	34,275,368	33,316,436
Notes Payable	13,210,389	8,550,315

TOTAL LIABILITIES	58,541,553	55,331,756

SHAREHOLDERS' EQUITY
Common Stock	5,723,268	5,727,515
Additional Paid in Capital	5,131,246	5,217,955
Retained Earnings	108,639,227	109,556,103
Accumulated Other Comprehensive Loss	(1,460,162)	(2,687,266)

TOTAL SHAREHOLDERS' EQUITY	118,033,579	117,814,307

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	176,575,132	173,146,063

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